Exhibit 4.2

AMENDED AND RESTATED
INDENTURE
FOR
SENIOR DEBT SECURITIES
dated as of
December 15, 2004

     This Amended and Restated Indenture, dated as of December 15, 2004 (“Amended and Restated Indenture”), is between HSBC Finance Corporation (formerly known as Household International, Inc. and as successor to Household Finance Corporation), a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company” or “HSBC Finance”) and having its principal office at 2700 Sanders Road, Prospect Heights, Illinois 60070, and JPMorgan Chase Bank, N.A. (as successor to The Chase Manhattan Bank (National Association)), a national banking association organized and existing by virtue of the banking laws of the United States of America (hereinafter called the “Trustee”), and having its principal Corporate Trust Office at The City of New York, New York.

WITNESSETH:

     Whereas, Household Finance Corporation (“HFC”) and the Trustee have heretofore entered into an Indenture for Senior Debt Securities dated as of December 1, 1993 (as amended and supplemented to date, hereinafter called the “Original Indenture”); and

     Whereas, under the Original Indenture, HFC created and issued from time to time Notes of a series known as the Medium Term Notes due nine months or more from date of issue (hereinafter called the “Medium Term Notes”); and

     Whereas, prior to the date hereof, HSBC Finance and HFC entered into an Agreement and Plan of Merger, under which HFC will merge as of the date hereof with and into HSBC Finance, with HSBC Finance as the surviving corporation, and all obligations of HFC will become direct obligations of HSBC Finance, including all Medium Term Notes issued and outstanding under the Original Indenture (hereinafter referred to as the “Merger”); and

     Whereas, Section 10.01 of the Original Indenture provides, among other things, that HFC will not merge into any other corporation unless the surviving corporation in such merger (if other than the HFC) expressly assumes, by supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all issued and outstanding Medium Term Notes and the performance of every covenant of the Original Indenture on the part of HFC required to be performed under the Original Indenture; and

     Whereas, HSBC Finance desires to supplement the Original Indenture to expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on all issued and outstanding Medium Term Notes and the performance of every covenant of the Original Indenture on the part of the Company required to be performed under the Original Indenture and to amend and restate the Original Indenture to evidence the merger of HFC into HSBC Finance; and

     Whereas, all things necessary to make this Amended and Restated Indenture a valid agreement of HSBC Finance and to make the Medium Term Notes which may be issued on or after the date hereof, when executed by HSBC Finance and authenticated and delivered by the Trustee and duly issued by HSBC Finance, the valid obligations of HSBC Finance, and, in accordance with their and its terms, have been done.

     Now, Therefore, This Amended and Restated Indenture Witnesseth:

Compliance with Article X of the Original indenture

     As required by Section 10.01 of the Original Indenture, HSBC Finance hereby expressly and irrevocably assumes, as of the date hereof, the due and punctual payment of the principal of (and premium, if any) and interest on all the Medium Term Notes issued and outstanding as of the date hereof and the performance of every covenant of the Original Indenture on the part of HFC required to be performed under the Original Indenture.

     Pursuant to Section 10.02 of the Original Indenture, HSBC Finance shall succeed to, and be substituted for, and may exercise every right and power of, HFC under the Original Indenture with the same effect as if HSBC Finance had been named as the Company herein.

Amendment and restatement of Original Indenture terms

     For and in consideration of the premises and the purchase of Notes to be issued hereunder by Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

     Article 1. Standard Provisions. Except as specifically act forth herein all of the terms, conditions, covenants and provisions contained in the Company’s Amended and Restated Standard Multiple-Series Indenture Provisions for Senior Debt Securities dated as of December 15, 2004 (the “Provisions”), a copy of which is attached hereto, are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same went as if such provisions had been set forth in full herein. All capitalized terms which are used herein and not otherwise defined herein are defined in the Provisions and are used herein with the same meanings as in the Provisions. The Provisions, together with this Amended and Restated Indenture, are deemed to be the “Amended and Restated Indenture.”

     Article 2. Conflicts. The Indenture dated as of October 1, 1992 and the Amended and Restated Indenture for Senior Debt Securities (providing for the issuance of the Company’s InterNotes) dated as of December 15, 2004, each between the Company and the Trustee, are excluded for purposes of Section 8.08(b) of the Provisions.

     Article 3. Designation and Terms of the Medium Term Notes. A series of Notes created pursuant to this Amended and Restated Indenture shall be known and designated as the “Medium Term Notes due nine months or more from date of issue” of the Company.

     Each Medium Term Note will be dated and issued as of the dale of its authentication by the Trustee. Each Medium Term Note shall also bear an Original Issue Date (as hereinafter defined) which, with respect to any Medium Term Note (or any portion thereof), shall mean the date of its original issue. as specified in such Medium Term Note (the “Original Issue Date”), and such Original Issue Date shall remain the same if such Medium Term Note is subsequently issued upon transfer, exchange, or substitution of such Medium Term Note regardless of its date of authentication. Principal on any Medium Term Note shall become due and payable on such date nine months or more from the Original Issue Date of such Note, as specified on such Note. Interest rates, or interest rate formulas, will be subject to change by the Company from time to time, but no such change will affect any Medium Term Notes theretofore issued. Interest shall be computed on the basis Specified in each Medium Term Note.

     Each Medium Term Note will bear interest from the Original Issue Date or from the most recent date to which interest has been paid or duly provided for, at the rate per annum stated, or pursuant to the interest rate formula specified, therein until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at Maturity. Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity will be payable to the person to whom principal shall be payable. The first payment of interest on any Medium Term Note issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next Regular Record Date.

     Payment of principal of the Medium Term Notes and, unless otherwise paid as hereinafter provided, the interest thereon will be made at the office or agency of the Company in the Borough of Manhattan, City and State of New York, provided, however, that payment of interest may be made at the option of the Company by check or draft mailed to the person entitled thereto at his address appearing in the Note register or by wire transfer to an account designated by such person not later than ten days prior to the date of such payment.

     The Regular Record Date referred to in Section 2.07 of the Provisions for the payment of the interest on any Medium Term Notes payable, and punctually paid or duly provided for, on any Interest Payment Date (other than at Maturity) shall be such day (whether or not a Business Day) preceding such Interest Payment Date as is specified in such Medium Term Note, and in the ease of interest payable at Maturity shall be the date such that interest payable at Maturity is paid to the same person to whom principal with respect to any Medium Term Note is payable. Unless otherwise specified in such Medium Term Note, the City of New York shall be the reference city for determining a Business Day.

     The Medium Term Notes may be issued only as registered notes, without coupons, in denominations of $1,000 and any larger denomination which is an integral multiple of $1,000.

     Upon the execution of this Amended and Restated Indenture, or from time to time thereafter, Medium Term Notes, without limitation as to aggregate principal amount, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Medium Term Notes to or upon a Company Order.

     Article 4. Redemption of Medium Term Notes. Each Medium Term Note may be redeemed by the Company in whole or in part if so provided pursuant to the terms of such Medium Term Note issued by the Company. Notwithstanding the provisions of Section 5.03 of the Provisions, the Company may redeem any Medium Term Note which by its terms is redeemable prior to Stated Maturity without also redeeming any other Medium Term Note which is redeemable prior to Stated Maturity. The selection of Medium Term Notes to be redeemed prior to Stated Maturity shall be in the sole discretion of the Company.

     Article 5. Global Notes. The Medium Term Notes may be represented in whole or in part in the form of one or more Global Notes. “Global Note” means a registered Note evidencing all or a part of the Medium Term Notes, issued to the Depository for such Medium Term Notes in accordance with this Article and bearing the legend prescribed in this Article. The Company shall execute and the Trustee shall, in accordance with this Article and the Company Order with respect to the Medium Term Notes, authenticate and deliver one or more Global Notes in temporary or permanent form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the Outstanding Medium Term Notes to be represented by one or more Global Notes, (ii) shall be registered in the name of the Depository for such Global Note or Notes or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instruction and (iv) shall bear a legend substantially to the following effect: “Unless this Certificate is presented by an authorized representative of the Depository for registration transfer, exchange or payment, and any Certificate issued is registered in the name as requested by the authorized representative and any payment is made to the Depository, any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful.”

     Notwithstanding Section 2.05 of the Provisions, unless and until it is exchanged in whole or in part for Notes in definitive form, a Global Note representing all or a portion of the Medium Term Notes may not be transferred except as a whole by the Depository, to a nominee of such Depository or by nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for Medium Term Notes or a nominee of such successor Depository.

     The third paragraph of Section 2.05 of the Provisions shall not apply to Medium Term Notes issued in the form of Global Notes.

     If at any time the Depository for the Medium Term Notes notifies the Company that it is unwilling or unable to continue as Depository for the Medium Term Notes or if at any time the Depository of the Medium Term Notes shall no longer be eligible under this Article, the Company shall appoint a successor Depository with respect to the Medium Term Notes. If a successor Depository for the Medium Term Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Medium Term Notes, will authenticate and deliver Medium Term Notes in definitive form in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such Medium Term Notes in exchange for such Global Note or Notes.

     The Company may at any time and in its sole discretion determine that the Medium Term Notes issued in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Medium Term Notes will authenticate and deliver, Medium Term Notes in definitive form in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such Medium Term Notes in exchange for such Global Note or Notes.

     The Depository for such Medium Term Notes may surrender a Global Note or Notes for such Medium Term Notes in exchange in whole or in part for Medium Term Notes in definitive form on such terms as are acceptable to the Company and such Depository. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge:

          (i) to each Person specified by such Depository a new Medium Term Note or Notes, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Pearson’s beneficial interest in the Global Note; and

          (ii) to such Depository a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of Medium Term Notes delivered to Holders thereof.

     In any exchange provided for in this Article, the Company will execute and the Trustee will authenticate and deliver Medium Term Notes in definitive registered form in authorized denominations.

     Upon the exchange of a Global Note for Medium Term Notes in definitive form, such Global Note shall be cancelled by the Trustee. Medium Term Notes issued in exchange for a Global Note pursuant to this Article shall be registered in such names and in such authorized denominations as the Depository for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Medium Term Notes to the persons in whose names such Medium Term Notes are so registered.

     Article 6. Currencies. The currency of the Medium Term Notes shall be either Dollars, ECUs, Foreign Currency or any unit of a composite of currencies (which composite may or may not include Foreign Currencies or Dollars), which currency shall be specifically identified in the Medium Term Note if such currency is not Dollars.

     Medium Term Notes denominated in any currency other than Dollars shall be issued in such denominations as specified in the applicable Medium Term Note.

     Article 7. Original Issue Discount Notes. The Medium Term Notes may be Original Issue Discount Notes.

     Article 8. Other Terms and Provisions. The Medium Term Notes may be offered and sold at such prices, including such terms and provisions as to (i) repayment of the principal of such Note at the option of the Company or the holder thereof or, (ii) the currency in which interest or principal payments on the Medium Term Note will be made, if different from the currency in which the Medium Term Note is denominated, or (iii) the method for, or the cancellation of, the payment of principal, premium, if any, and interest on any Medium Term Note, as determined by any authorized representative of the Company, with such determination being conclusively evidenced by such representative’s signature on the Medium Term Note.

     Article 9. Supplemental Indentures. The Company may, by supplemental indenture, amend this Amended and Restated Indenture to provide for additional definitions, terms, and provisions relating to Medium Term Notes. Any such supplemental indenture will not adversely affect the rights and privileges of Holders of Medium Term Notes issued prior to such supplemental indenture. Any supplemental indentures entered into under the Original Indenture shall remain in full force and effect under this Amended and Restated Indenture.

     Article 10. Effective Time. This Amended and Restated Indenture shall become effective on the date and at the time of the consummation of the Merger.

TESTIMONIUM

     This Amended and Restated Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     In Witness Whereof, the parties hereto have caused this Amended and Restated Indenture to be duly executed and attested, all as of the day and year first written above. In addition, by its signature below, the Trustee acknowledges and agrees that this Amended and Restated Indenture is delivered in a form satisfactory to the Trustee for purposes of Section 10.01 of the Original Indenture.

HSBC Finance Corporation

	By:	/s/ AUTHORIZED SIGNATORY

Attest:

/s/ AUTHORIZED SIGNATORY

Assistant Secretary

JPMorgan Chase bank, N.A.
as Trustee

	By:	/s/ AUTHORIZED SIGNATORY

Authorized Officer

Attest:

/s/ AUTHORIZED SIGNATORY

Authorized Officer

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